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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the registration statement on Form S-3 of ProLogis Trust of our report dated January 24, 2001, relating to the consolidated balance sheets of CS Integrated LLC and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in member's equity, and cash flows for the years then ended included in the ProLogis Trust's Form 10-K for the year ended December 31, 2000 and to the reference of our Firm under the heading "Experts" in the prospectus.



                                                     /s/ KPMG LLP




New York, New York
June 22, 2001